UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 14, 2026	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

305 N 54th Street, Chandler, Arizona 85226
(Address of Principal Executive Offices) (Zip Code)

(480) 333-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.10 per share	CMTL	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Financial Officer

On October 14, 2026, Comtech Telecommunications Corp. (the “Company” or “Comtech”) announced that Michael Bondi will depart his role as the Company’s Chief Financial Officer following a transition period through the Company's filing of its quarterly report on Form 10-Q for the first quarter of fiscal year 2027. The Company appreciates Mr. Bondi’s contributions and wishes him well in his future endeavors. Mr. Bondi’s departure is amicable, and does not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including any matter concerning the Company’s accounting, financial reporting, internal controls or disclosure.

On October 14, 2026, the Company, its subsidiaries and Mr. Bondi entered into a Transition Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, to support an orderly transition, Mr. Bondi will continue to serve as Chief Financial Officer of the Company through and until the filing of the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal year 2027 (or such earlier date as mutually agreed by the parties in writing, the “Separation Date”), during which time he will continue to perform all duties of the role and assist in the transition to his successor. Effective as of the Separation Date, Mr. Bondi will resign from all officer, director, manager, and other employment positions with the Company and its subsidiaries and affiliates. Mr. Bondi’s departure is with the support and appreciation of the Company in connection with the anticipated closing of the definitive agreement the Company entered into to sell the majority of its Satellite and Space Communications business to an affiliate of Gilat Satellite Networks Ltd (the “S&S Transaction Agreement”) and the transition of its operations.

In connection with his separation and consistent with an agreement, dated July 31, 2021, between Mr. Bondi and the Company (the“Agreement”), Mr. Bondi will receive his annual base salary through the Separation Date and a prorated annual cash bonus at target for fiscal year 2027 based on time served during fiscal year 2027 through the Separation Date, a lump sum cash severance payment equal to 2.0 times the sum of his annual base salary and target bonus for fiscal year 2027, a payment equal to five weeks of pay, and an amount equal to Mr. Bondi’s accumulated and unused sick time as of the Separation Date. In addition, Mr. Bondi will be entitled to reimbursement of COBRA premiums for up to 24 months following the Separation Date and full acceleration of vesting of all previously granted but unvested restricted stock units. Mr. Bondi will also remain eligible to receive the cash bonus set forth in his Transaction Bonus Agreement with the Company, dated November 9, 2025, payable on closing of the S&S Transaction Agreement irrespective of the timing of such closing and the Separation Date. In lieu of the grant of Mr. Bondi's fiscal year 2027 annual equity incentive award and the accelerated vesting of previously granted but unvested stock- and cash-settled long-term performance shares that he was entitled to pursuant to the Agreement, Mr. Bondi will receive lump sum cash payments of $500,000 and $300,000, respectively.

The restrictive covenants set forth in the Agreement, including the two-year post-termination non-competition and non-solicitation covenants, remain in full force and effect following the Separation Date, subject to certain modifications limiting the scope of the non-competition covenant to Allerium’s public safety business.

The foregoing summary of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending October 31, 2026.

(c) Nyren Agreement

On October 14, 2026, the Company announced the appointment of Richard Nyren as Executive Vice President, Finance of the Company, until one day after the Company files its Quarterly Report on Form 10-Q for the first quarter of fiscal year 2027 at which time Mr. Nyren will become the Company's Chief Financial Officer.

In connection with his appointment, on October 5, 2026, the Company entered into an Employment Agreement (the “Employment Agreement”) with Mr. Nyren. The Employment Agreement is effective as of October 8, 2026 and has an initial term of one year, after which it continues until terminated in accordance with its terms.

Mr. Nyren, age 56, is a Certified Public Accountant with more than 30 years of finance, accounting, capital markets and strategic leadership experience across mission-critical communications, aerospace, satellite technology, telecommunications, and infrastructure businesses. Most recently, he served as Chief Financial Officer of Aireon Holdings, LLC, a global aviation surveillance technology company, where he helped transform the company from a pre-revenue startup into a profitable aviation surveillance technology business and led more than $400 million in debt and equity financings. Prior to Aireon, Mr. Nyren served as Chief Accounting Officer of Iridium Communications, Inc. (Nasdaq: IRDM) from 2011 to 2017, and earlier held roles as Vice President and Controller at XO Holdings, Inc. and Corporate Controller and Chief Accounting Officer at Fairchild Corporation (NYSE: FA). Mr. Nyren holds a Master of Business Administration in Finance from the Robert H. Smith School of Business at the University of Maryland and a Bachelor of Science in Accounting from George Mason University.

There are no family relationships between Mr. Nyren and any director or executive officer of the Company, and Mr. Nyren has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The appointment of Mr. Nyren was not pursuant to any arrangement or understanding between him and any person, other than a director or executive officer of the Company acting in his or her official capacity. In connection with his appointment, Mr. Nyren and the Company will enter into an Indemnification Agreement in the same form as the Form of Indemnification Agreement which was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on December 13, 2024.

Pursuant to the Employment Agreement, Mr. Nyren will receive an annualized base salary of $425,000, subject to annual review by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”). Mr. Nyren will be eligible to receive an annual bonus with a target opportunity equal to 75% of his base salary, based on the achievement of individual and Company performance goals established by the Compensation Committee, with a range from 0% to 200% of target. Subject to approval by the Compensation Committee, Mr. Nyren will be granted equity awards shortly following the effective date consisting of restricted stock units and a target long-term performance award, with the allocation between cash-settled and stock-settled awards to be determined by the Compensation Committee. Mr. Nyren will also receive a sign-on bonus of $100,000 to cover relocation and related expenses, payable within 30 days of the effective date and subject to repayment in full if Mr. Nyren voluntarily terminates his employment without Good Reason (as defined in the Employment Agreement) or is terminated for Cause (as defined in the Employment Agreement) within 12 months of the effective date.

In the event Mr. Nyren’s employment is terminated by the Company without Cause or by Mr. Nyren for Good Reason, he will be entitled to receive (i) his accrued obligations, (ii) any unpaid annual bonus in respect of a completed prior fiscal year, (iii) a pro-rata annual bonus for the fiscal year of termination based on actual performance as determined by the Compensation Committee, and (iv) a lump sum cash severance payment equal to six months of base salary, payable on the 60th day following the termination date. In addition, Mr. Nyren will be entitled to reimbursement of COBRA premiums for up to six months following the termination date. If such a termination occurs within 90 days prior to, or within 12 months following, a Change in Control (as defined in the Employment Agreement), the cash severance payment will be increased to an amount equal to 12 months of base salary and the COBRA reimbursement period will be extended to 12 months following the termination date. In the event such termination occurs within the 90-day period prior to the effective time of a Change in Control, any incremental amount above the six-month severance previously paid will be paid within 60 days following the effective time of the Change in Control. All severance benefits (other than accrued obligations) are conditioned upon Mr. Nyren’s execution and non-revocation of a release of claims within 60 days following the termination date.

The Employment Agreement includes a non-competition covenant that applies during the employment term. Mr. Nyren is also subject to a non-solicitation of employees covenant for a period of 12 months following the termination date, and a non-solicitation of customers covenant for the same 12-month period.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending October 31, 2026.

Item 7.01    Regulation FD Disclosure

On October 14, 2026, Comtech issued a press release announcing, among other things, the appointments of Richard Nyren as Executive Vice President, Finance, and Amy Rothstein-Hovey as General Counsel of the Company. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the information incorporated by reference from Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information incorporated by reference from Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of Comtech under the Securities Act.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated October 14, 2026, issued by Comtech Telecommunications Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
COMTECH TELECOMMUNICATIONS CORP.
Dated:    October 14, 2026
By:    /s/ Michael A. Bondi
Name:    Michael A. Bondi
Title:    Chief Financial Officer